PROSPECTUS Dated                                       Pricing Supplement No. 88
April 1, 1998                                         Effective February 7, 2000

                   U.S. $1,000,000,000                           Rule 424 (b)(3)
                                                          Registration Statement
                                                                   No. 333-45015
                FORD MOTOR CREDIT COMPANY
             VARIABLE DENOMINATION FLOATING
                   RATE DEMAND NOTES

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                Interest Rate Per Annum

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Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over

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02/07/2000       5.39%             5.59%              5.79%